Exhibit 99.1

Tel-Instrument Electronics Corp. Reports Financial Results

For Third Quarter FY 2025

East Rutherford, NJ – February 13, 2025 – Tel-Instrument Electronics Corp. (“Tel-Instrument,” “TIC,” or the “Company”) (OTCQB: TIKK), a leading designer and manufacturer of avionics test and measurement solutions, today reported a net loss of $456K ($0.17) per basic and per diluted share, on revenues of $2.97 million for the third quarter of 2025 fiscal year, ended December 31, 2024.

Notes On Third Quarter:

●	Revenues for the third quarter were $2.97 million, as compared to $2.4 million in the year-ago quarter. Nine-month revenues of $7.6 million versus $6.8 million in the year-ago period.

●	The gross margin percentage decreased to 21% versus 40% the year-ago period primarily attributable to higher CRAFT component costs and accounting adjustments to reflect excess labor hours on the CRAFT ECP program.

●	Operating expenses increased by $488K or 68% versus the year ago level as a result of SDR-OMNI sales headcount additions and well as the CRAFT engineering funding being fully utilized and not available to offset employee costs.

●	Net loss was $456K or $(0.17) per share, compared to net income of $134K or $0.01 per share in the year-ago quarter.

●	Bookings backlog increased to $8.4 million at the end of the third quarter including $900k for the new SDR-OMNI/MIL.

●	CRAFT AIMSPO testing successfully completed.

Mr. Jeffrey O’Hara, Tel-Instrument’s President and CEO commented, “The third quarter showed improved revenues, but the gross margins were negatively impacted by poor margins on our CRAFT test set deliveries and CRAFT ECP engineering expenses running well over budgeted levels. The engineering for the CRAFT ECP has been completed and we are expecting AIMSPO certification in March. The CRAFT ECP is currently in Navy platform testing and we are requesting a limited rate initial production (“LRIP”) contract starting in the first quarter of the next fiscal year. Once full-rate production commences, this is expected to increase revenues by around $5 million per year. With the updated PCB’s, production cost for the CRAFT test sets should drop substantially which will help improve margins. The $1.55 million MADL contract will commence full-rate production in the fourth quarter of this fiscal year.

We are making a significant investment in our SDR-OMNI marketing program with the hiring of two dedicated sales professionals. We are making solid headway in both the commercial and military markets with SDR-OMNI and SDR-OMNI/MIL backlog of $1.8 million. We began shipping the initial Airbus units late last quarter as well as SDR-OMNI/MIL units to both domestic and overseas customers. The SDR-OMNI/MIL is the only multi-purpose avionic test set in the market that meets Class 1 military environmental specifications. While DOD procurement for new test sets is normally an extended process, the SDR-OMNI/MIL has the potential to generate millions of dollars of annual revenues as it has been designed to replace thousands of obsolete test sets currently in use by the U.S. military and our NATO allies. We are also looking to add Mode 5 IFF to the SDR-OMNI/MIL which could create another attractive high margin revenue stream.”

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Pauline Romeo
Tel-Instrument Electronics Corp.
(201) 933-1600 (Ext 309)

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2024	March 31, 2024
	(unaudited)
ASSETS

Current assets:
Cash	$192,783	$132,013
Accounts receivable, net	1,138,791	1,110,548
Inventories, net	4,008,012	5,411,644
Prepaid expenses and other current assets	194,548	214,161
Total current assets	5,534,134	6,868,366

Equipment and leasehold improvements, net	47,839	73,195
Operating lease right-of-use assets	1,167,650	1,324,463
Deferred tax asset, net	2,801,936	2,450,657
Other long-term assets	35,109	35,109
Total assets	$9,586,668	$10,751,790

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$814,637	$1,276,935
Accrued expenses -vacation pay, payroll and payroll withholdings	201,257	248,713
Deferred revenues - current portion	261,306	72,803
Operating lease liabilities – current portion	208,076	210,111
Accrued expenses - other	264,954	120,027
Line of credit	1,000,000	690,000
Promissory notes – related parties	120,500	-
Total current liabilities	2,870,730	2,618,589

Operating lease liabilities – long-term	959,574	1,114,352
Other long term liabilities	39,567	45,501
Deferred revenues – long-term	75,522	119,721

Total liabilities	3,945,393	3,898,163

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, par value $0.10 per share
Preferred stock, 500,000 shares 8% Cumulative Series A Convertible Preferred authorized, issued and outstanding, respectively par value $0.10 per share	4,295,998	4,115,998
Preferred stock, 320,000 shares 8% Cumulative Series B Convertible Preferred authorized, 233,334 and 233,334 issued and outstanding, par value $0.10 per share	1,788,701	1,704,701
Preferred stock, 166,667 shares 8% Cumulative Series C Convertible Preferred authorized; 53,500 and 53,500 issued, and outstanding, par value $0.10 per share	354,475	335,215
Common stock, 7,000,000 shares authorized, par value $0.10 per share, 3,255,887 and 3,255,887 shares issued and outstanding, respectively	325,586	325,586
Additional paid-in capital	6,112,302	6,379,085
Accumulated deficit	(7,235,787)	(6,006,958)
Total stockholders’ equity	5,641,275	6,853,627
Total liabilities and stockholders’ equity	$9,586,668	$10,751,790

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$2,972,137	$2,403,099	$7,591,655	$6,835,123
Cost of sales	2,337,736	1,434,981	6,004,412	4,212,971

Gross margin	634,401	968,118	1,587,243	2,622,152

Operating expenses:
Selling, general and administrative	601,187	414,458	1,693,995	1,520,386
Engineering, research, and development	608,160	306,546	1,395,884	913,701
Total operating expenses	1,209,347	721,004	3,089,879	2,434,087

(Loss) income from operations	(574,946)	247,114	(1,502,636)	188,065

Other income (expense):
Interest income	-	35	11	50,642
Interest expense – judgement	-	-	-	(198,535)
Interest expense – other	(27,509)	(22,976)	(77,483)	(48,561)
Total other net income (expense)	(27,509)	(22,941)	(77,472)	(196,454)

(Loss) income before income taxes	(602,455)	224,173	(1,580,108)	(8,389)

Income tax (benefit) expense	(145,972)	90,364	(351,279)	(2,337)

Net (loss) income	(456,483)	133,809	(1,228,829)	(6,052)

Preferred dividends	(94,420)	(94,420)	(283,260)	(257,128)

Net (loss) income attributable to common shareholders	$(550,903)	$39,389	$(1,512,089)	$(263,180)

Basic net (loss) income per common share	$(0.17)	$0.01	$(0.46)	$(0.08)
Diluted net (loss) income per common share	$(0.17)	$0.02	$(0.46)	$(0.08)

Weighted average shares outstanding:
Basic	3,255,887	3,255,887	3,255,887	3,255,887
Diluted	3,255,887	5,610,634	3,255,887	3,255,887

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